Exhibit 99.2
PowerSecure Announces $6 Million of New Awards from Several Major Grocery Chains for
EfficientLights Technology
EfficientLights Refrigerated Case Lighting is Brighter, Cleaner, and Greener
Wake Forest, N.C. — April 28, 2009 — PowerSecure International, Inc. (Nasdaq: POWR) today announced that it has been awarded approximately $6 million of new business from several major grocery chains for its state-of-the-art green EfficientLights LED lighting technology. The chains are investing in this new technology in 2009 to improve their energy efficiency and reduce the carbon footprint of their stores. The new technology is expected to reduce the stores’ refrigerated case lighting energy use by a substantial 70 percent, and reduce the carbon footprint by approximately 80 thousand pounds of carbon emissions annually per store.
PowerSecure’s new EfficientLights technology is specifically designed to reduce energy usage in refrigerated cases for grocery, drug, and convenience stores. Through extensive “real world” testing, the Company continues to demonstrate its breakthrough EfficientLights technology leads the industry with a lighting design that delivers the best quality of lighting in the marketplace, enhances consumers’ shopping experience, and generates the strongest return on investment due to its superior energy efficiency.
Sidney Hinton, CEO of PowerSecure, said, “We are extremely pleased with the uptake we are seeing from retailers investing in our EfficientLights technology. Our light continues to prove its quality and value, and we are excited to have been awarded these new opportunities. Our EfficientLights team is passionate about delivering technology that makes a real difference in the efficiency and look of our customers’ stores. We look forward to continuing to deliver a product that improves consumers’ shopping experience and generates a strong, green return on investment.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction, and provides businesses with energy efficiency products and services, including its state-of-the art EfficientLights lighting solution for refrigerated cases. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company; the outlook for future gains in the Company’s revenues due to its business initiatives; the anticipated results of the Company’s products, solutions, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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